EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 2, 2004

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 2, 2004, the Board of Directors of Aftermarket Technology Corp. voted to expand the size of the Board from nine to 12 members and elected Robert L. Evans, Curtland E. Fields and Edward Stewart to fill the newly created director seats.  Messrs. Evans, Fields and Stewart join current Board members Robert Anderson, Michael T. DuBose, Dale F. Frey, Mark C. Hardy, Michael J. Hartnett, Donald T. Johnson, Jr., Michael D. Jordan, Gerald L. Parsky and S. Lawrence Prendergast.

Mr. Stewart will serve as a member of the Audit Committee, along with current members Messrs. Anderson, Frey and Prendergast.  Mr. Prendergast is succeeding Mr. Frey as chairman of the Committee.  The Board of Directors has determined that Mr. Prendergast is a financial expert for purposes of Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934.

Messrs. Evans and Fields will serve as members of the Compensation and Human Resources Committee along with current members Messrs. Hartnett and Jordan (chairman).  Mr. Anderson is leaving the Committee to focus his attention on the Audit Committee.

Mr. Evans will also serve on the Nominating Committee along with current members Messrs. Frey, Jordan and Prendergast.  Mr. Evans is succeeding Mr. Prendergast as chairman of the Committee.

Each of Messrs. Evans, Fields and Stewart is independent as defined in the Nasdaq listing standards and the regulations of the Securities and Exchange Commission, bringing the number of independent directors on the Board from five of nine to eight of 12.

Robert L. Evans served as Managing Director of Symphony Technology Group (a strategic holding company that invests primarily in software and services firms) and a predecessor firm, the Valent Group, from 2001 until October 2004.  Prior to that, he was President and Chief Operating Officer of Aspect Development, Inc. from 1999 until its acquisition by i2 Technologies, Inc. in 2000, after which he served as Chief Operating Officer of i2 Technologies.  Mr. Evans was employed by Accenture (formerly Andersen Consulting) from 1993 to 1999, where he held a variety of positions, including Managing Partner of the Americas Supply Chain practice.  From 1990 to 1993 Mr. Evans served as Vice President, Customer Support (Parts & Service) for Mazda Motor of America, and between 1975 and 1990 he held various positions with Caterpillar Inc., including President of Caterpillar Logistics Services.  Mr. Evans is 52 years old.

Curtland E. Fields is Chief Executive Officer designate and a trustee of the Turrell Fund, a $130 million foundation serving the needs of underprivileged children.  Prior to joining the Turrell Fund in 2003, Mr. Fields was employed by AT&T Corporation for over 30 years, serving most recently as President of the Consumer Transactions Services Group between 2000 and 2003, as President of the Consumer Markets Group (Central Region) from 1999 to 2000 and Vice President, Strategy and Marketing for the Business Markets Group from 1998 to 1999.  Prior to that he held other positions with AT&T including Financial Vice President for Investor Relations.  Mr. Fields is 53 years old.

Edward Stewart was employed by General Electric Company for 37 years, serving most recently as Executive Vice President of GE Capital and Chief Executive Officer of GE Card Services from 1997 until his retirement in 2002, and prior to that he was a Vice President of General Electric for several years.  Mr. Stewart is 62 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2004	AFTERMARKET TECHNOLOGY CORP.

/s/ Joseph Salamunovich
Joseph Salamunovich
Vice President